                          INVESTMENT ADVISORY AGREEMENT
                     COLUMBIA FUNDS MASTER INVESTMENT TRUST

     THIS AGREEMENT is made as of September 30, 2005, by and between COLUMBIA FUNDS MASTER INVESTMENT TRUST, a Delaware statutory trust ("Master Trust"), and COLUMBIA MANAGEMENT ADVISORS, LLC, a Delaware limited liability company (the "Adviser"), on behalf of those portfolios of Master Trust now or hereafter identified on Schedule I hereto (each a "Master Portfolio" and collectively, the "Master Portfolios").

     WHEREAS, Master Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Adviser is registered with the Commission under the Investment Advisers Act of 1940, as amended (the "Advisers Act") as an investment adviser;

     WHEREAS, Master Trust and the Adviser desire to enter into an agreement to provide for investment advisory services to Master Trust upon the terms and conditions hereinafter set forth; and

     WHEREAS, Master Trust and the Adviser contemplate that certain duties of the Adviser under this Agreement will be delegated to one or more investment sub-adviser(s) (the "Sub-Adviser(s)") pursuant to separate sub-advisory agreement(s) (the "Sub-Advisory Agreement(s)");

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. APPOINTMENT. Master Trust hereby appoints the Adviser to act as investment adviser to each Master Portfolio for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. In the event that Master Trust establishes one or more portfolios other than the Master Portfolios with respect to which it desires to retain the Adviser to act as investment adviser hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services under this Agreement it shall notify Master Trust in writing whereupon such portfolio shall become a Master Portfolio hereunder and shall be subject to the provisions of this Agreement except to the extent that said provisions (including those relating to the compensation payable by the Master Portfolio to the Adviser) are modified with respect to such Master Portfolio in writing by Master Trust and the Adviser at the time.

     2. DELEGATION OF RESPONSIBILITIES. Subject to the approval of Master Trust's Board of Trustees and, if required, the interestholders of the Master Portfolios, the Adviser may, pursuant to the Sub-Advisory Agreement(s), delegate to the Sub-Adviser(s) those of its duties hereunder identified in the Sub-Advisory Agreement(s), provided that the Adviser shall continue to


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supervise and monitor the performance of the duties delegated to the
Sub-Adviser(s) and any such delegation shall not relieve the Adviser of its duties and obligations under this Agreement. The Adviser shall be solely responsible for compensating the Sub-Adviser(s) for services rendered under the Sub-Advisory Agreement(s).

      3. DELIVERY OF DOCUMENTS. Master Trust has furnished the Adviser with copies, properly certified or authenticated, of each of the following:

          (a) Master Trust's Certificate of Trust, as filed with the Secretary of State of Delaware on January 14, 1999, and Declaration of Trust and all amendments thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust");

          (b) Master Trust's By-Laws and amendments thereto (such By-Laws, as presently in effect and as it shall from time to time be amended, is herein called the "By-Laws");

          (c) votes of Master Trust's Board of Trustees authorizing the appointment of the Adviser and approving this Agreement;

          (d) Master Trust's Registration Statement, as amended, on Form N-1A under the 1940 Act (File No. 811-09347); and

          (e) the most recent prospectus of Master Trust relating to each Master Portfolio (such prospectus together with the related statement of additional information, as presently in effect and all amendments and supplements thereto, are herein called the "Prospectus").

     Master Trust will furnish the Adviser from time to time with copies of all amendments of or supplements to the foregoing, if any.

     4. MANAGEMENT. Subject to the supervision of Master Trust's Board of Trustees, the Adviser will provide a continuous investment program for each Master Portfolio, including investment research and management with respect to all securities, investments, cash and cash equivalents in each Master Portfolio. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Master Portfolios and will place the daily orders for the purchase or sale of securities. The Adviser will provide the services rendered by it under this Agreement in accordance with each Master Portfolio's investment objective, policies and restrictions as stated in the Prospectus and votes of Master Trust's Board of Trustees. The Adviser further agrees that it will:

          (a) update each Master Portfolio's cash availability throughout the day as required;

          (b) maintain historical tax lots for each portfolio security held by each Master Portfolio;

          (c) transmit trades to Master Trust's custodian for proper settlement;


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          (d) maintain all books and records with respect to each Master
Portfolio's securities and transactions;

          (e) supply Master Trust and its Board of Trustees with reports and statistical data as requested; and

          (f) prepare a quarterly broker security transaction summary and monthly security transaction listing for each Master Portfolio.

     5. OTHER COVENANTS. The Adviser agrees that it:

          (a) will comply with all applicable Rules and Regulations of the Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law, including but not limited to the 1940 Act and the Advisers Act;

          (b) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

          (c) will not make loans to any person to purchase or carry Master Portfolio shares;

          (d) will place orders pursuant to its investment determinations for the Master Portfolios either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of each Master Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker/dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Master Portfolio(s) and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized, subject to the prior approval of Master Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Master Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to the particular Master Portfolio and to Master Trust. In addition, the Adviser is authorized to take into account the sale of shares of Master Trust in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser or Master Trust's principal underwriter), provided that the Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Adviser or


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Master Trust's principal underwriter for the Master Portfolios or an affiliated person of either acting as principal or broker, except as permitted by the Commission or applicable law;

          (e) will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. In making investment recommendations for a Master Portfolio, its investment advisory personnel will not inquire or take into consideration whether the issuer (or related supporting institution) of securities proposed for purchase or sale for the Master Portfolio's account are customers of the commercial departments of its affiliates. In dealing with commercial customers, such commercial departments will not inquire or take into consideration whether securities of those customers are held by the Master Portfolio; and

          (f) will treat confidentially, and as proprietary information of Master Trust, all records and other information relative to Master Trust and prior, present or potential interestholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by Master Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Master Trust).

     6. SERVICES NOT EXCLUSIVE. The services furnished by the Adviser hereunder are deemed not to be exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Adviser to be suitable for two or more accounts managed by the Adviser, the available securities or investments may be allocated in a manner believed by the Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Master Portfolio or the size of the position obtainable for or disposed of by a Master Portfolio.

     7. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for each Master Portfolio are the property of Master Trust and further agrees to surrender promptly to Master Trust any of such records upon Master Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     8. EXPENSES. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Master Portfolios. In addition, if the aggregate expenses borne by any Master Portfolio in any fiscal year exceed the applicable expense limitations imposed by the securities regulations of any state in which its shares are registered or qualified for sale to the public, the Adviser together with the Master Portfolio's administrator(s) shall reimburse such Master Portfolio for such excess in proportion to the fees


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otherwise payable to them for such year. The obligation of the Adviser to reimburse Master Trust hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Adviser shall reimburse Master Trust for the full amount of its share of any such excess expenses regardless of the fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over Master Trust so require. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

     9. COMPENSATION. For the services provided to each Master Portfolio and the expenses assumed pursuant to this Agreement, Master Trust will pay the Adviser and the Adviser will accept as full compensation therefor a fee for that Master Portfolio determined in accordance with Schedule I attached hereto. The fee attributable to each Master Portfolio shall be a separate charge to such Master Portfolio and shall be the several (and not joint or joint and several) obligation of each such Master Portfolio. Master Trust and the Adviser may, from time to time, agree to reduce, limit or waive the amounts payable hereunder with respect to one or more Master Portfolios for such period or periods they deem advisable.

     10. LIMITATION OF LIABILITY. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by Master Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser or any of its officers, directors, employees or agents, in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     11. TERM AND APPROVAL. This Agreement shall become effective when approved, and shall continue in effect until the second anniversary of its effective date. Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods ending on January 1, provided that the continuation of the Agreement is specifically approved at least annually:

               (a)(i) by Master Trust's Board of Trustees or (ii) by the vote of "a majority of the outstanding voting securities" of the Master Portfolio (as defined in Section 2(a)(42) of the 1940 Act); and

               (b) by the affirmative vote of a majority of Master Trustees of Master Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of Master Trust), by votes cast in person at a meeting specifically called for such purpose.

     12. TERMINATION. This Agreement may be terminated at any time with respect to:

               (a) a Master Portfolio, without the payment of any penalty, by vote of Master Trust's Board of Trustees or by vote of a majority of a Master Portfolio's outstanding voting securities, or by the Adviser, upon written notice to the other parties to this Agreement; or


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               (b) by the Adviser on sixty (60) days' written notice to the other parties to this Agreement.

          Any party entitled to notice may waive the notice provided for herein. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in
Section 2(a)(4) of the 1940 Act.

     13. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement affecting a Master Portfolio shall be effective until approved by vote of a majority of the outstanding voting securities of such Master Portfolio. However, this shall not prevent the Adviser from reducing, limiting or waiving its fee.

     14. RELEASE. The names "Columbia Funds Master Investment Trust" and "Trustees of Columbia Funds Master Investment Trust" refer respectively to Master Trust created and Master Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust and the Certificate of Trust dated January 14, 1999, as amended on September 26, 2005, which is hereby referred to and copies of which are on file at the principal office of Master Trust. The obligations of "Columbia Funds Master Investment Trust" entered into in the name or on behalf thereof by any of Master Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of Master Trustees, interestholders, or representatives of Master Trust personally, but bind only Master Trust Property (as defined in the Declaration of Trust) and all persons dealing with any class of shares of Master Trust must look solely to Master Trust Property belonging to such class for the enforcement of any claims against Master Trust.

     15. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and shall be governed by Delaware law.

     16. COUNTERPARTS. This Agreement may be executed in any manner of counterparts, each of which shall be deemed an original.


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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                        COLUMBIA FUNDS MASTER INVESTMENT TRUST
                                        on behalf of the Master Portfolios


                                        By: /s/ Christopher L. Wilson
                                            ------------------------------------
                                            Christopher L. Wilson
                                            President


                                        COLUMBIA MANAGEMENT ADVISORS, LLC


                                        By: /s/ Roger Sayler
                                            ------------------------------------
                                            Roger Sayler
                                            Executive Vice President


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                                   SCHEDULE I

     Master Trust shall pay the Adviser as full compensation for services provided and expenses assumed hereunder an advisory fee for each Master Portfolio, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of the Master Portfolio:

                                                               RATE OF                   EFFECTIVE
MASTER PORTFOLIO                                             COMPENSATION                   DATE
----------------                                     ---------------------------   ---------------------
Columbia Marsico Focused Equities Master Portfolio   -    0.75% up to $500               8/19/1999
                                                          million                  amended rate 12/01/04

                                                     -    0.70% in excess of
                                                          $500 million and up to
                                                          $1 billion

                                                     -    0.65% in excess of $1
                                                          billion and up to $1.5
                                                          billion

                                                     -    0.60% in excess of
                                                          $1.5 billion and up to
                                                          $3 billion

                                                     -    0.58% in excess of $3
                                                          billion and up to $6
                                                          billion

                                                     -    0.56% in excess of $6
                                                          billion

Columbia Marsico Growth Master Portfolio             -    0.75% up to $500               8/19/1999
                                                          million                  amended rate 12/01/04

                                                     -    0.70% in excess of
                                                          $500 million and up to
                                                          $1 billion

                                                     -    0.65% in excess of $1
                                                          billion and up to $1.5
                                                          billion

                                                     -    0.60% in excess of
                                                          $1.5 billion and up to
                                                          $3 billion

                                                     -    0.58% in excess of $3
                                                          billion and up to $6
                                                          billion

                                                     -    0.56% in excess of $6
                                                          billion

Columbia International Value Master Portfolio        -    0.85% up to $500               10/15/1999
                                                          million                  amended rate 12/01/04

                                                     -    0.80% in excess of
                                                          $500 million and up to
                                                          $1 billion

                                                     -    0.75% in excess of $1
                                                          billion and up to $1.5
                                                          billion

                                                     -    0.70% in excess of
                                                          $1.5 billion and up to
                                                          $3 billion

                                                     -    0.68% in excess of $3
                                                          billion up to $6
                                                          billion

                                                     -     0.66% in excess of $6
                                                           billion

Current as of the 30th day of September, 2006.

COLUMBIA FUNDS MASTER INVESTMENT        COLUMBIA MANAGEMENT
TRUST on behalf of the Funds            ADVISORS, LLC


By: /s/ Christopher L. Wilson           By: /s/ Dean C. Athanasia
    ---------------------------------       ------------------------------------
    Christopher L. Wilson                   Dean C. Athanasia
    President                               Managing Director


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